SUB-ITEM 77I: Terms of new or amended
securities.

(b) The response to sub-item 77I(b), Registrant has registered a new series, the Equity
Income Portfolio, by Post-Effective
Amendment No. 89 filed with the
Commission on October 7, 2016.